Exhibit 3.1

BVI Company No.: 2063507

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT, 2004

AMENDED AND RESTATED MEMORANDUM AND ARTICLES OF ASSOCIATION

OF

Moxian (BVI) Inc

A COMPANY LIMITED BY SHARES

Incorporated 18th day of May, 2021

Amended and restated this 27 May, 2021

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004 (the “Act”)

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION

OF

Moxian (BVI) Inc

A COMPANY LIMITED BY SHARES

1.	NAME

The name of the Company is Moxian (BVI) Inc. The Company may by Resolution of Shareholders or Resolution of Directors resolve to change its name and make application to the Registrar of Corporate Affairs in the approved form to give effect to such change of name in accordance with section 21 of the Act.

2.	TYPE OF COMPANY

The Company is a company limited by shares.

3.	REGISTERED OFFICE

The first Registered Office of the Company is located at Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands, the office of the first registered agent.

4.	REGISTERED AGENT

The first Registered Agent of the Company is Campbells Corporate Services (BVI) Limited, Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands.

5.	CAPACITY AND POWERS

Subject to Clause 6 below, the objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the BVI Business Companies Act, 2004 or as the same may be revised from time to time or any other law of the British Virgin Islands.

6.	LIMITATIONS ON THE COMPANY’S BUSINESS

For the purposes of section 9(4) of the Act, the business and activities of the company are limited to those business and activities which are not prohibited under any law for the time being in force in the British Virgin Islands.

7.	NUMBER AND CLASSES OF SHARES

The Company is authorized to issue a maximum of 200,000,000 shares of a single class with a par value of US$0.001 each.

8.	CURRENCY

The shares in the Company shall be issued in the currency of the United States of America.

9.	FRACTIONAL SHARES

The Company may issue fractional shares. A fractional share shall have the corresponding fractional liabilities, limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a whole share of the same class and series.

10.	DESIGNATIONS, POWERS AND PREFERENCES OF SHARES

Each share in the Company confers upon the shareholder:

(a)	the right to one vote at a meeting of the shareholders of the Company or on any resolution of shareholders;

(b)	the right to an equal share in any dividend paid by the Company; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

The directors may at their discretion by resolution of directors redeem, purchase or otherwise acquire all or any of the shares in the Company subject to Regulation 3 of the Articles.

11.	VARIATION OF RIGHTS

If at any time the Company is authorised to issue shares in different classes, the rights attached to any class of shares may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50 per cent of the issued shares of that class.

12.	RIGHTS NOT VARIED BY THE ISSUE OF SHARES PARI PASSU

The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

13.	REGISTERED SHARES

13.1.	The Company shall issue registered shares only.

13.2.	The Company is not authorised to issue bearer shares, convert registered shares to bearer shares or exchange registered shares for bearer shares.

14.	AMENDMENT OF MEMORANDUM AND ARTICLES

Subject to Clause 11, the Company may amend its Memorandum or Articles by a resolution of shareholders or by a resolution of directors, save that no amendment may be made by a resolution of directors:

(a)	to restrict the rights or powers of the shareholders to amend the Memorandum or Articles;

(b)	to change the percentage of shareholders required to pass a resolution of shareholders to amend the Memorandum or Articles;

(c)	in circumstances where the Memorandum or Articles cannot be amended by the shareholders; or

(d)	to Clauses 10, 11, 12 or this Clause 14.

15.	DEFINITIONS

Words used in this Memorandum and not defined herein shall have the meanings set out in the Articles.

We, Campbells Corporate Services (BVI) Limited, Floor 4, Banco Popular Building, Road Town, Tortola VG1110, British Virgin Islands, for the purpose of incorporating a BVI Business Company under the laws of the British Virgin Islands hereby sign our name to this Memorandum of Association this 18th day of May 2021.

Incorporator

Tamara Pertabsingh

For and on behalf of

Campbells Corporate Services (BVI) Limited

TERRITORY OF THE BRITISH VIRGIN ISLANDS

THE BVI BUSINESS COMPANIES ACT 2004 (the “Act”)

AMENDED AND RESTATED

ARTICLES OF ASSOCIATION

OF

Moxian (BVI) Inc

A COMPANY LIMITED BY SHARES

1.	INTERPRETATION

References in these Articles of Association (“Articles”) to the Act shall mean the BVI Business Companies Act, 2004 (No. 16 of 2004) and any modification, extension, re-enactment or renewal thereof, any amendments thereto and the BVI Business Companies Regulations, 2012 and any other regulations made thereunder. The following Articles shall constitute the Articles of the Company. In these Articles, words and expressions defined in the Act shall have the same meanings and, unless otherwise required by the context, whenever the singular or plural number, or the masculine, feminine or neuter gender is used in these Articles, it shall equally, where the context admits, include the others.

“Person” means an individual, a corporation, a trust, the estate of a deceased individual, a partnership, an unincorporated association or any legal entity capable of having a legal existence.

2.	SHARES

2.1.	Every shareholder is entitled to a certificate signed by a director of the Company or under the seal specifying the number of shares held by him and the signature of the director and the seal may be facsimiles.

2.2.	Any shareholder receiving a certificate shall indemnify and hold the Company and its directors and officers harmless from any loss or liability which it or they may incur by reason of any wrongful or fraudulent use or representation made by any person by virtue of the possession thereof. If a share certificate is worn out or lost it may be renewed on production of the worn out certificate or on satisfactory proof of its loss together with such indemnity as may be required by a resolution of directors.

2.3.	If several persons are registered as joint holders of any shares, any one of such persons may give an effectual receipt for any distribution.

2.4.	Shares and other securities may be issued at such times, to such persons, for such consideration and on such terms as the directors may by resolution of directors determine.

2.5.	Without prejudice to the generality of the foregoing, the pre-emption rights set out in Section 46 of the Act shall not apply to the Company.

2.6.	The Company may issue securities convertible into shares, bonus shares, partly paid shares and nil paid shares.

2.7.	A share may be issued for consideration in any form, including money, a promissory note, or other written obligation to contribute money or property, real property, personal property (including goodwill and know-how), services rendered or a contract for future services.

2.8.	Shares may be issued for such amount of consideration as the directors may from time to time by resolution of directors determine, except that in the case of shares issued with a par value, the consideration paid or payable shall not be less than the par value.

2.9.	Before issuing shares for a consideration other than money, the directors shall pass a resolution stating:

(a)	the amount to be credited for the issue of the shares;

(b)	their determination of the reasonable present cash value of the non-money consideration for the issue; and

(c)	that, in their opinion, the present cash value of the non-money consideration for the issue is not less than the amount to be credited for the issue of the shares.

2.10.	The Company shall keep a register of members containing:

(a)	the names and addresses of the persons who hold shares;

(b)	the number of each class and series of shares held by each shareholder;

(c)	the date on which the name of each shareholder became a shareholder; and

(d)	the date on which any person ceased to be a shareholder.

2.11.	The register of members may be in such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage form shall be the original register of members.

2.12.	A share is deemed to be issued on the date of issue entered next to the name of the shareholder in the register of members.

3.	REDEMPTION OF SHARES AND TREASURY SHARES

3.1.	The Company may purchase, redeem or otherwise acquire and hold its own shares save that the Company may not purchase, redeem or otherwise acquire its own shares without the consent of shareholders whose shares are to be purchased, redeemed or otherwise acquired unless the Company is permitted by the Act or any other provision in the Memorandum or Articles to purchase, redeem or otherwise acquire the shares without their consent.

3.2.	The Company may only offer to acquire shares if at the relevant time the directors determine by resolution of directors that immediately after the acquisition the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

3.3.	Subject to the provisions of the Act, the Company may make an offer to purchase, redeem or otherwise acquire its own shares from one or more or all of the shareholders:

(a)	in accordance with Sections 60, 61 and 62 of the Act; or

(b)	in accordance with a right of a shareholder to have his shares redeemed or to have his shares exchanged for money or other property of the Company; or

(c)	in exchange for newly issued shares of equal value; or

(d)	pursuant to the provisions of Section 179 of the Act.

3.4.	Shares may only be held as treasury shares where, when aggregated with the number of shares of the same class already held by the Company as treasury shares, the total number of treasury shares does not exceed 50% of the shares of that class previously issued by the Company, excluding those shares that have been cancelled.

3.5.	All rights and obligations attaching to a treasury share are suspended and shall not be exercised by or against the Company while it holds the share as a treasury share.

3.6.	Treasury shares may be disposed of by the Company on such terms and conditions (not otherwise inconsistent with the Memorandum and Articles) as the Company may by resolution of directors determine.

3.7.	Where shares are held by another body corporate of which the Company holds, directly or indirectly, shares having more than 50 per cent of the votes in the election of directors of the other body corporate, all rights and obligations attaching to the shares held by the other body corporate are suspended and shall not be exercised by the other body corporate.

4.	MORTGAGES AND CHARGES OF SHARES

4.1.	Shareholders may mortgage or charge their shares in the Company and upon satisfactory evidence thereof the Company shall give effect to the terms of any valid mortgage or charge except in so far as it may conflict with any requirements herein contained for consent to the transfer of shares.

4.2.	In the case of the mortgage or charge of registered shares there may be entered in the register of members of the Company:

(a)	a statement that the shares are mortgaged or charged;

(b)	the name of the mortgagee or chargee; and

(c)	the date on which the particulars specified in the preceding subparagraphs (a) and (b) are entered in the register of members.

4.3.	Where particulars of a mortgage or charge are entered in the register of members, such particulars may be cancelled:

(a)	with the written consent of the named mortgagee or chargee or anyone authorised to act on his behalf; or

(b)	upon evidence satisfactory to the directors of the discharge of the liability secured by the mortgage or charge and the issue of such indemnities as the directors shall consider necessary or desirable.

4.4.	Whilst particulars of a mortgage or charge over shares are entered in the register of members pursuant to this Regulation:

(a)	no transfer of any share the subject of those particulars shall be effected;

(b)	the Company may not purchase, redeem or otherwise acquire any such share; and

(c)	no replacement certificate shall be issued in respect of such shares, without the written consent of the named mortgagee or chargee.

4.5.	The directors may not resolve to refuse or delay the transfer of a share pursuant to the enforcement of a valid security interest created over the share.

5.	FORFEITURE

5.1.	Shares that are not fully paid on issue are subject to the forfeiture provisions set forth in this Regulation and for this purpose shares issued for a promissory note, or other written obligation to contribute money or property, or a contract for future services are deemed to be not fully paid.

5.2.	A written notice of call specifying the date for payment to be made shall be served on the shareholder who defaults in making payment in respect of the shares.

5.3.	The written notice of call referred to in Sub-Regulation 5.2 shall name a further date not earlier than the expiration of 14 days from the date of service of the notice on or before which the payment required by the notice is to be made and shall contain a statement that in the event of non-payment at or before the time named in the notice the shares, or any of them, in respect of which payment is not made will be liable to be forfeited.

5.4.	Where a written notice of call has been issued pursuant to Sub-Regulation 5.3 and the requirements of the notice have not been complied with, the directors may, at any time before tender of payment, forfeit and cancel the shares to which the notice relates.

5.5.	The Company is under no obligation to refund any moneys to the shareholder whose shares have been cancelled pursuant to Sub-Regulation 5.4 and that shareholder shall be discharged from any further obligation to the Company.

6.	TRANSFER OF SHARES
6.1.	Shares may be transferred by a written instrument of transfer signed by the transferor and containing the name and address of the transferee, which shall be sent to the Company at the office of its registered agent for registration. In the case of the transfer of a share that imposes a liability to the Company on the transferee, the instrument of transfer shall also be signed by the transferee.

6.2.	The Company shall, on receipt of an instrument of transfer complying with the above Sub-Regulation 6.1, enter the name of the transferee of a share in the register of members unless the directors resolve to refuse or delay the registration of the transfer for reasons that shall be specified in a resolution of directors.

6.3.	The directors may not resolve to refuse or delay the transfer of a share unless the shareholder has failed to pay an amount due in respect of the share, or such refusal or delay is deemed necessary or advisable in the view of the Company or of the Company’s legal counsel in order to avoid violation of, or in order to ensure compliance with, any applicable corporate, securities and other laws and regulations.

6.4.	The transfer of a share is effective when the name of the transferee is entered on the register of members.

6.5.	If the directors of the Company are satisfied that an instrument of transfer relating to shares has been signed but that the instrument has been lost or destroyed, they may resolve by resolution of directors:

(a)	to accept such evidence of the transfer of shares as they consider appropriate; and

(b)	that the transferee’s name should be entered in the register of members notwithstanding the absence of the instrument of transfer.

6.6.	Subject to the Memorandum, the personal representative of a deceased shareholder may transfer a share even though the personal representative is not a shareholder at the time of the transfer.

7.	MEETINGS OF MEMBERS

7.1.	Any director of the Company may convene meetings of the members at such times and in such manner and places within or outside the British Virgin Islands as the director considers necessary or desirable.

7.2.	Upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested, the directors shall convene a meeting of shareholders within 28 days of receiving the written request. In the event that the directors fail to convene a meeting of shareholders within 28 days, then:

(a)	any one director;

(b)	the company secretary; or

(c)	the shareholder who issued the written request, or where there is more than one, any one of those shareholders,

may convene a meeting of shareholders, and the provisions of these Articles with regard to convening a meeting of shareholders shall apply, construing references to the directors as references to the party convening the meeting.

7.3.	A member may be represented at a meeting of members by a proxy who may speak and vote on behalf of the member.

7.4.	The instrument appointing a proxy shall be produced at the place designated for the meeting before the time for holding the meeting at which the person named in such instrument proposes to vote. The notice of the meeting may specify an alternative or additional place or time at which the proxy shall be presented.

7.5.	The instrument appointing a proxy shall be in substantially the following form or such other form as the chairman of the meeting shall accept as properly evidencing the wishes of the member appointing the proxy.

MOXIAN (BVI) INC

(the “Company”)

I/We being a member of the above Company HEREBY APPOINT …………………………… of …………………………… or failing him ………..……………… of ………………………..…… to be my/our proxy to vote for me/us at the meeting of members to be held on the …… day of …………..…………, 20…… and at any adjournment thereof.

(Any restrictions on voting to be inserted here.)

Signed this …… day of …………..…………, 20……

……………………………

Member

7.6.	The following applies where shares are jointly owned:

(a)	if two or more persons hold shares jointly each of them may be present in person or by proxy at a meeting of members and may speak as a member;

(b)	if only one of the joint owners is present in person or by proxy he may vote on behalf of all joint owners; and

(c)	if two or more of the joint owners are present in person or by proxy they must vote as one.

7.7.	A member shall be deemed to be present at a meeting of members if he participates by telephone or other electronic means and all members participating in the meeting are able to hear each other.

8.	NOTICE OF MEETINGS OF MEMBERS

8.1.	The director convening a meeting shall give not less than seven days notice of a meeting of members to:

(a)	those members whose names on the date the notice is given appear as members in the register of members of the Company and are entitled to vote at the meeting; and

(b)	the other directors.

8.2.	Notwithstanding Sub-Regulation 8.1, a meeting of members held in contravention of the requirement to give notice is valid if members holding at least 90 per cent of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a member at the meeting shall constitute waiver in relation to all the shares which that member holds.

8.3.	The inadvertent failure of a director who convenes a meeting to give notice of a meeting to a member or another director, or the fact that a member or another director has not received notice, does not invalidate the meeting.

8.4.	The director convening a meeting of members may fix as the record date for determining those members that are entitled to vote at the meeting the date notice is given of the meeting or such other date as may be specified in the notice, being a date not earlier than the date of the notice.

9.	QUORUM FOR MEETINGS OF MEMBERS

9.1.	The quorum for a meeting of members is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than one-third (1/3) of the votes of the shares or class or series of shares entitled to vote on resolutions of members to be considered at the meeting. A quorum may comprise a single member or proxy and then such person may pass a resolution of members and a certificate signed by such person accompanied where such person be a proxy by a copy of the proxy instrument shall constitute a valid resolution of members.

9.2.	If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitled to vote on the matters to be considered by the meeting, those present shall constitute a quorum but otherwise the meeting shall be dissolved.

10.	PROCEEDINGS OF MEETINGS OF MEMBERS

10.1.	At any meeting of the members the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting.

10.2.	At every meeting of members, the chairman of the board shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present at the meeting, the members present shall choose one of their numbers to be the chairman. If the members are unable to choose a chairman for any reason, then the person representing the greatest number of voting shares present in person or by proxy at the meeting shall preside as chairman failing which the oldest individual member or representative of a member present shall take the chair.

10.3.	The chairman may, with the consent of the meeting, adjourn any meeting from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

10.4.	Any person other than an individual which is a member of the Company may by resolution of its directors or other governing body authorise such individual as it thinks fit to act as its representative at any meeting of members or of any class of members, and the individual so authorised shall be entitled to exercise the same rights on behalf of the person which he represents as that person could exercise if it were an individual.

10.5.	The chairman of any meeting at which a vote is cast by proxy or on behalf of any person other than an individual may call for a notarial certified copy of such proxy or authority which shall be produced within 7 days of being so requested or the votes cast by such proxy or on behalf of such person shall be disregarded.

10.6.	Directors of the Company may attend and speak at any meeting of members and at any separate meeting of the holders of any class or series of shares.

10.7.	An action that may be taken by the members at a meeting may also be taken by a resolution of members consented to in writing, without the need for any notice, but if any resolution of members is adopted otherwise than by the unanimous written consent of all members, a copy of such resolution shall forthwith be sent to all members not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more members. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which persons holding a sufficient number of votes of shares to constitute a resolution of members have consented to the resolution by signed counterparts.

10.8.	If the Company shall have only one member the provisions herein contained for meetings of the members shall not apply and in lieu of minutes of a meeting shall record in writing and sign a note or memorandum of all matters requiring a resolution of members. Such a note or memorandum shall constitute sufficient evidence of such resolution for all purposes.

11.	DIRECTORS

11.1.	Subject to any subsequent amendment to change the number of directors, the minimum number of directors shall be one.

11.2.	No person shall be appointed as a director of the Company, an alternate director or nominated as a reserve director, unless he has consented in writing to act as a director, an alternate director or to be nominated as a reserve director.

11.3.	The first directors of the Company shall be appointed by the first registered agent within six months of the incorporation date of the Company; and thereafter, the directors shall be elected by resolution of members or by resolution of directors for such term as the members or directors determine. If, before the Company has any members, the sole director or all of the directors appointed by the first registered agent, resign or die, or in the case of a director that is not an individual, ceases to exist, the first registered agent may appoint one or more further persons as directors of the Company.

11.4.	Each director holds office for the term, if any, fixed by the resolution of members or resolution of directors appointing him, or until his earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his earlier death, resignation or removal.

11.5.	A vacancy in the board of directors may be filled by a resolution of members or a resolution passed by the majority of the remaining directors.

11.6.	A vacancy in relation to directors occurs if a director dies or otherwise ceases to hold office prior to the expiration of his term of office.

11.7.	A director may be removed from office by a resolution of members or by resolution of directors. A resolution passed under this Regulation may only be passed at a meeting called for the purpose of removing the director or for purposes including the removal of the director or by a written resolution passed by at least seventy-five percent (75%) of the votes of the members or directors of the Company entitled to vote.

11.8.	A director may resign his office by giving written notice of his resignation to the Company and the resignation has effect from the date the notice is received by the Company at the office of its registered agent or from such later date as may be specified in the notice. A director shall resign forthwith as a director if he is, or becomes, disqualified from acting as a director under the Act.

11.9.	The Company shall keep a register of directors containing:

(a)	the names and addresses of the persons who are directors of the Company;

(b)	the date on which each person whose name is entered in the register was appointed as a director of the Company;

(c)	the date on which each person named as a director ceased to be a director of the Company; and

(d)	such other information as may be prescribed by the Act.

11.10.	The register of directors may be kept in any such form as the directors may approve, but if it is in magnetic, electronic or other data storage form, the Company must be able to produce legible evidence of its contents. Until the directors otherwise determine, the magnetic, electronic or other data storage shall be the original register of directors.

11.11.	The directors may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

11.12.	A director is not required to hold a share as a qualification to office.

12.	POWERS OF DIRECTORS

12.1.	The business and affairs of the Company shall be managed by, or under the direction or supervision of, the directors of the Company. The directors of the Company have all the powers necessary for managing, and for directing and supervising, the business and affairs of the Company. The directors may pay all expenses incurred preliminary to and in connection with the incorporation of the Company and may exercise all such powers of the Company as are not by the Act or by the Memorandum or the Articles required to be exercised by the members.

12.2.	Each director shall exercise his powers for a proper purpose and shall not act or agree to the Company acting in a manner that contravenes the Memorandum, the Articles or the Act. Each director, in exercising his powers or performing his duties, shall act honestly and in good faith in what the director believes to be the best interests of the Company.

12.3.	If the Company is the wholly owned subsidiary of a holding company, a director of the Company may, when exercising powers or performing duties as a director, act in a manner which he believes is in the best interests of the holding company even though it may not be in the best interests of the Company.

12.4.	Any director which is a body corporate may appoint any individual as its duly authorised representative for the purpose of representing it at meetings of the directors, with respect to the signing of consents or otherwise.

12.5.	The continuing directors may act notwithstanding any vacancy in their body.

12.6.	The directors may by resolution of directors exercise all the powers of the Company to incur indebtedness, liabilities or obligations and to secure indebtedness, liabilities or obligations whether of the Company or of any third party.

12.7.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for moneys paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, in such manner as shall from time to time be determined by resolution of directors.

12.8.	For the purposes of Section 175 (Disposition of assets) of the Act, the directors may by resolution of directors determine that any sale, transfer, lease, exchange or other disposition is in the usual or regular course of the business carried on by the Company and such determination is, in the absence of fraud, conclusive.

12.9.	The directors may from time to time and at any time by an instrument in writing appoint any person, firm or corporate body whether appointed directly or indirectly as its attorney either generally or in relation to a specific matter.

12.10.	An act of an attorney appointed under Sub-Regulation 12.9 in accordance with the instrument under which the attorney was appointed binds the Company.

12.11.	An instrument appointing an attorney under Sub-Regulation 12.9 may either be executed as a deed or signed by a person acting under the express or implied authority of the Company.

13.	PROCEEDINGS OF DIRECTORS

13.1.	Any one director of the Company may call a meeting of the directors by sending a written notice to each other director.

13.2.	The directors of the Company or any committee thereof may meet at such times and in such manner and places within or outside the British Virgin Islands as the directors may determine to be necessary or desirable.

13.3.	A director is deemed to be present at a meeting of directors if he participates by telephone or other electronic means and all directors participating in the meeting are able to hear each other.

13.4.	A director shall be given not less than 3 days’ notice of meetings of directors, but a meeting of directors held without 3 days’ notice having been given to all directors shall be valid if all the directors entitled to vote at the meeting waive notice of the meeting, and for this purpose the presence of a director at a meeting shall constitute waiver by that director. The inadvertent failure to give notice of a meeting to a director, or the fact that a director has not received the notice, does not invalidate the meeting.

13.5.	A director of the Company may appoint any other director or any other person, not disqualified from an appointment as a director, as his alternate to exercise the appointing director’s powers and carry out the appointing director’s responsibilities.

(a)	An alternate director has the same rights as the appointing director in relation to any director’s meeting and any written resolution circulated for written consent.

(b)	Subject to the Act and Regulation 17, an alternate director is liable for his own acts and omission as an alternate director whilst acting in that capacity.

(c)	The appointment and termination of an alternate director must be in writing and written notice of the appointment and termination must be given by the appointing director to the Company as soon as reasonably practicable.

(d)	The appointing director may, at any time, voluntarily terminate the alternate director’s appointment which shall take effect from the time when the written notice of this termination is given to the Company.

(e)	The rights of an alternate director shall terminate upon the death of the appointing director or if the appointing director, otherwise ceases to hold office.

13.6.	A meeting of directors is duly constituted for all purposes if at the commencement of the meeting there are present in person or by alternate not less than one-half of the total number of directors, unless there are only 2 directors in which case the quorum is 2.

13.7.	If the Company has only one director the provisions herein contained for meetings of directors do not apply and such sole director has full power to represent and act for the Company in all matters as are not by the Act, the Memorandum or the Articles required to be exercised by the shareholders. In lieu of minutes of a meeting the sole director shall record in writing and sign a note or memorandum of all matters requiring a resolution of directors. Such a note or memorandum constitutes sufficient evidence of such resolution for all purposes.

13.8.	At meetings of directors at which the chairman of the board is present, he shall preside as chairman of the meeting. If there is no chairman of the board or if the chairman of the board is not present, the directors present shall choose one of their numbers to be chairman of the meeting.

13.9.	An action that may be taken by the directors or a committee of directors at a meeting may also be taken by a resolution of directors or a resolution of a committee of directors consented to in writing or by telex, telegram, cable or other written electronic communication, without the need for any notice by a majority of the directors or members of the committee of directors, but if any resolution is adopted otherwise than by the unanimous written consent of all directors or all members of a committee of directors, a copy of such resolution shall forthwith be sent to all directors or all members of a committee of directors not consenting to such resolution. The consent may be in the form of counterparts each counterpart being signed by one or more directors. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the date upon which sufficient number of directors to constitute a resolution of directors or a resolution of a committee of directors has consented to the resolution by signed counterparts.

14.	COMMITTEES

14.1.	The directors may, by resolution of directors, designate one or more committees, each consisting of one or more directors, and delegate one or more of their powers, including the power to affix the seal, to the committee.

14.2.	The directors have no power to delegate to a committee of directors any of the following powers:

(a)	to amend the Memorandum or the Articles;

(b)	to change the registered office or agent;

(c)	to designate committees of directors;

(d)	to delegate powers to a committee of directors;

(e)	to appoint or remove directors;

(f)	to appoint or remove an agent;

(g)	to fix emoluments of directors;

(h)	to approve a plan of merger, consolidation or arrangement;

(i)	to make a declaration of solvency for the purposes of Section 198(1)(a) of the Act or to approve a liquidation plan;

(j)	to make a determination under Section 57(1) of the Act that the Company will, immediately after a proposed distribution, satisfy the solvency test; or

(k)	to authorize the Company to continue as a Company incorporated under the laws of a jurisdiction outside the British Virgin Islands.

14.3.	Sub-Regulation 14.2(c) and (d) do not prevent a committee of directors, where authorised by the resolution of directors appointing such committee or by a subsequent resolution of directors, from appointing a sub-committee and delegating powers exercisable by the committee to the sub-committee.

14.4.	The meetings and proceedings of each committee of directors consisting of 2 or more directors shall be governed mutatis mutandis by the provisions of the Articles regulating the proceedings of directors so far as the same are not superseded by any provisions in the resolution of directors establishing the committee.

14.5.	Where the directors delegate their powers to a committee of directors they remain responsible for the exercise of that power by the committee, unless they believed on reasonable grounds at all times before the exercise of the power that the committee would exercise the power in conformity with the duties imposed on directors of the Company under the Act.

15.	OFFICERS AND AGENTS

15.1.	The Company may by resolution of directors appoint officers of the Company at such times as may be considered necessary or expedient. Such officers may consist of a chairman of the board of directors, a president and one or more vice-presidents, secretaries and treasurers and such other officers as may from time to time be considered necessary or expedient. Any number of offices may be held by the same person.

15.2.	The officers shall perform such duties as are prescribed at the time of their appointment subject to any modification in such duties as may be prescribed thereafter by resolution of directors. In the absence of any specific prescription of duties it shall be the responsibility of the chairman of the board to preside at meetings of directors and shareholders, the president to manage the day to day affairs of the Company, the vice-presidents to act in order of seniority in the absence of the president but otherwise to perform such duties as may be delegated to them by the president, the secretaries to maintain the register of members, minute books and records (other than financial records) of the Company and to ensure compliance with all procedural requirements imposed on the Company by applicable law, and the treasurer to be responsible for the financial affairs of the Company.

15.3.	The emoluments of all officers shall be fixed by resolution of directors.

15.4.	The officers of the Company shall hold office until their successors are duly appointed, but any officer elected or appointed by the directors may be removed at any time, with or without cause, by resolution of directors. Any vacancy occurring in any office of the Company may be filled by resolution of directors.

15.5.	The directors may, by a resolution of directors, appoint any person, including a person who is a director, to be an agent of the Company. An agent of the Company shall have such powers and authority of the directors, including the power and authority to affix the seal, as are set forth in the Articles or in the resolution of directors appointing the agent, except that no agent has any power or authority with respect to the matters specified in Sub-Regulation 14.2. The resolution of directors appointing an agent may authorise the agent to appoint one or more substitutes or delegates to exercise some or all of the powers conferred on the agent by the Company. The directors may remove an agent appointed by the Company and may revoke or vary a power conferred on him.

16.	CONFLICT OF INTERESTS

16.1.	A director of the Company shall, forthwith after becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the Company, disclose the interest to all other directors of the Company.

16.2.	For the purposes of Sub-Regulation 16.1, a disclosure to all other directors to the effect that a director is a member, director or officer of another named entity or has a fiduciary relationship with respect to the entity or a named individual and is to be regarded as interested in any transaction which may, after the date of the entry or disclosure, be entered into with that entity or individual, is a sufficient disclosure of interest in relation to that transaction.

16.3.	A director of the Company who is interested in a transaction entered into or to be entered into by the Company may:

(a)	vote on a matter relating to the transaction;

(b)	attend a meeting of directors at which a matter relating to the transaction arises and be included among the directors present at the meeting for the purposes of a quorum; and

(c)	sign a document on behalf of the Company, or do any other thing in his capacity as a director, that relates to the transaction,

and, subject to compliance with the Act shall not, by reason of his office be accountable to the Company for any benefit which he derives from such transaction and no such transaction shall be liable to be avoided on the grounds of any such interest or benefit.

17.	INDEMNIFICATION

17.1.	Subject to the limitations hereinafter provided the Company shall indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings any person who:

(a)	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director of the Company; or

(b)	is or was, at the request of the Company, serving as a director of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

17.2.	The indemnity in Sub-Regulation 17.1 only applies if the person acted honestly and in good faith with a view to the best interests of the Company and, in the case of criminal proceedings, the person had no reasonable cause to believe that their conduct was unlawful.

17.3.	The decision of the directors as to whether the person acted honestly and in good faith and with a view to the best interests of the Company and as to whether the person had no reasonable cause to believe that his conduct was unlawful is, in the absence of fraud, sufficient for the purposes of the Articles, unless a question of law is involved.

17.4.	The termination of any proceedings by any judgment, order, settlement, conviction or the entering of a nolle prosequi does not, by itself, create a presumption that the person did not act honestly and in good faith and with a view to the best interests of the Company or that the person had reasonable cause to believe that his conduct was unlawful.

17.5.	The Company may purchase and maintain insurance in relation to any person who is or was a director, officer or liquidator of the Company, or who at the request of the Company is or was serving as a director, officer or liquidator of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise, against any liability asserted against the person and incurred by the person in that capacity, whether or not the Company has or would have had the power to indemnify the person against the liability as provided in the Articles.

18.	RECORDS

18.1.	The Company shall keep the following documents at the office of its registered agent:

(a)	the Memorandum and the Articles;

(b)	the register of members, or a copy of the register of members;

(c)	the register of directors, or a copy of the register of directors; and

(d)	copies of all notices and other documents filed by the Company with the Registrar of Corporate Affairs in the previous ten (10) years.

18.2.	If the Company maintains only a copy of the register of members or a copy of the register of directors at the office of its registered agent, it shall:

(a)	within 15 days of any change in either register, notify the registered agent in writing of the change; and

(b)	provide the registered agent with a written record of the physical address of the place or places at which the original register of members or the original register of directors is kept.

18.3.	The Company shall keep the following records and underlying documentation at the office of its registered agent or at such other place or places, within or outside the British Virgin Islands, as the directors may determine:

(a)	minutes of meetings and resolutions of members and classes of members; and

(b)	minutes of meetings and resolutions of directors and committees of directors.

18.4.	The records and underlying documentation shall be retained for a period of 5 years from the date of completion of the transaction to which the records and underlying documentation relate or from the date that the Company terminates the business relationship to which the records and underlying documentation relate.

18.5.	Where any original records and underlying documentation referred to in this Regulation are maintained other than at the office of the registered agent of the Company, the Company shall provide the registered agent with a written record of the physical address of the place or places at which the records and underlying documentation are kept.

18.6.	Where the place at which the original records and underlying documentation of the Company changes, the Company shall provide its registered agent with the physical address of the new location of the records and underlying documentation within 14 days of the change of the location.

18.7.	The records and underlying documentation of the Company referred to in this Regulation shall be in such form as are sufficient to show and explain the Company’s transactions and will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

18.8.	The records kept by the Company under this Regulation shall be in written form or either wholly or partly as electronic records complying with the requirements of the Electronic Transactions Act (No. 5 of 2001).

19.	SEAL

The Company shall have a common seal and the directors shall provide for the safe custody of the seal and for an imprint thereof to be kept at the office of the registered agent of the Company. Except as otherwise expressly provided herein, the seal when affixed to any written instrument shall be witnessed and attested to by the signature of any one director or other person so authorised from time to time by resolution of directors. Such authorisation may be before or after the seal is affixed, may be general or specific and may refer to any number of sealings. The directors may provide for a facsimile of the seal and of the signature of any director or authorised person which may be reproduced by printing or other means on any instrument and it shall have the same force and validity as if the seal had been affixed to such instrument and the same had been attested to as hereinbefore described.

20.	DISTRIBUTIONS

20.1.	The directors of the Company may, by resolution of directors, authorise a distribution by way of dividend at such time at such amount as they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as they fall due.

20.2.	Dividends may be paid in money, shares, or other property.

20.3.	Notice of any dividend that may have been declared shall be given to each shareholder as specified in Sub-Regulation 23.1 and all dividends unclaimed for 3 years after having been declared may be forfeited by resolution of directors for the benefit of the Company.

20.4.	No dividend shall bear interest as against the Company and no dividend shall be paid on treasury shares.

20.5.	The directors may, before making any distributions, set aside out of the profits of the Company such sum as they think proper as a reserve fund, and may invest the sum so set apart as a reserve fund upon such securities as they may select.

20.6.	The directors may determine in their sole discretion to issue bonus shares from time to time.

20.7.	A division of the issued and outstanding shares of a class or series of shares into a larger number of shares of the same class or series having a proportionately smaller par value does not constitute the issue of a bonus share.

21.	ACCOUNTS

21.1.	The Company shall keep records that are sufficient to show and explain the Company’s transactions and that will, at any time, enable the financial position of the Company to be determined with reasonable accuracy.

21.2.	The Company may by resolution of shareholders call for the directors to prepare periodically and make available a profit and loss account and a balance sheet. The profit and loss account and balance sheet shall be drawn up so as to give respectively a true and fair view of the profit and loss of the Company for a financial period and a true and fair view of the assets and liabilities of the Company as at the end of a financial period.

22.	AUDIT

22.1.	The Company may by resolution of shareholders call for the accounts to be examined by auditors.

22.2.	The first auditors shall be appointed by resolution of directors; subsequent auditors shall be appointed by a resolution of shareholders.

22.3.	The auditors may be shareholders, but no director or other officer shall be eligible to be an auditor of the Company during their continuance in office.

22.4.	The remuneration of the auditors of the Company:

(a)	in the case of auditors appointed by the directors, may be fixed by resolution of directors; and

(b)	subject to the foregoing, shall be fixed by resolution of shareholders or in such manner as the Company may by resolution of shareholders determine.

22.5.	The auditors shall examine each profit and loss account and balance sheet required to be laid before a meeting of the shareholders or otherwise given to shareholders and shall state in a written report whether or not:

(a)	in their opinion the profit and loss account and balance sheet give a true and fair view respectively of the profit and loss for the period covered by the accounts, and of the assets and liabilities of the Company at the end of that period; and

(b)	all the information and explanations required by the auditors have been obtained.

22.6.	The report of the auditors shall be annexed to the accounts and shall be read at the meeting of shareholders at which the accounts are laid before the Company or shall be otherwise given to the shareholders.

22.7.	Every auditor of the Company shall have a right of access at all times to the books of account and vouchers of the Company, and shall be entitled to require from the directors and officers of the Company such information and explanations as he thinks necessary for the performance of the duties of the auditors.

22.8.	The auditors of the Company shall be entitled to receive notice of, and to attend any meetings of shareholders at which the Company’s profit and loss account and balance sheet are to be presented.

23.	NOTICES

23.1.	Any notice, information or written statement to be given by the Company to shareholders may be given by personal service or by mail addressed to each shareholder at the address shown in the register of members.

23.2.	Any summons, notice, order, document, process, information or written statement to be served on the Company may be served by leaving it, or by sending it by registered mail addressed to the Company, at its registered office, or by leaving it with, or by sending it by registered mail to, the registered agent of the Company.

23.3.	Service of any summons, notice, order, document, process, information or written statement to be served on the Company may be proved by showing that the summons, notice, order, document, process, information or written statement was delivered to the registered office or the registered agent of the Company or that it was mailed in such time as to admit to its being delivered to the registered office or the registered agent of the Company in the normal course of delivery within the period prescribed for service and was correctly addressed and the postage was prepaid.

24.	VOLUNTARY WINDING UP AND DISSOLUTION

24.1.	The Company may voluntarily commence to wind up and dissolve if

(a)	it has no liabilities; or

(b)	is able to pay its debts as they fall due,

by a resolution of shareholders or if, the Company has never issued shares, by a resolution of directors.

24.2.	The Company may by a resolution of shareholders or by a resolution of directors appoint a voluntary liquidator.

24.3.	Where a liquidator has been appointed by a resolution of directors, the shareholders of a company may by a resolution of the shareholders appoint an eligible person, subject to the Act, as an additional voluntary liquidator to act jointly with the voluntary liquidator appointed.

25.	CONTINUATION

The Company may by resolution of shareholders or by a resolution passed unanimously by all directors of the Company continue as a company incorporated under the laws of a jurisdiction outside the British Virgin Islands in the manner provided under those laws.